EXHIBIT 10.1

HAYNES INTERNATIONAL, INC.

2016 INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

The Board of Directors of Haynes International, Inc. (the “Company”) hereby establishes the Haynes International, Inc. 2016 Incentive Compensation Plan (the “Plan”), effective on the date this plan is approved by the stockholders of the Company (the “Effective Date”), for the purpose of making cash and non-cash awards to eligible employees and non-employee directors. The Plan is intended to promote the interests of the Company and the stockholders of the Company by providing directors, executive officers and other management employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long range and annual achievements.

ARTICLE II

DEFINITIONS

Whenever used in the Plan or any Award hereunder, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time.

(b)                                 “Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units or Performance Shares.

(c)                                  “Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(d)                                 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)                                  “Board” or “Board of Directors” means the Company’s Board of Directors.

(f)                                   “Cause” shall have the meaning set forth in any employment, consulting or other agreement between the Company and the Participant. If there is no such agreement, or if any such agreement does not define “Cause”, then “Cause” means (i) in the case of an Employee, willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary or Affiliate as determined by the Board of Directors in its sole discretion or (ii) in the case of a Director, the removal of a Director from office pursuant to the relevant provisions of the Second Amended and Restated By-laws of the Company, as amended from time to time.

(g)                                  “Change in Control” shall mean the occurrence of any one of the following events:

(i)                                     any Person other than an Existing Substantial Shareholder becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities),

(ii)                                  in any two (2) year period during the term of the Plan, individuals who, on the first day of such period, constitute a majority of the number of Directors serving on the Board of Directors and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the first day of such period or whose appointment, election or nomination for election was previously so approved or recommended, cease to constitute a majority of the number of Directors serving on the Board of Directors at the end of such two (2) year period;

(iii)                               the consummation of a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation (other than with an Existing Substantial Shareholder or any of its Affiliates), other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity, a majority of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)                                     “Committee” means the Compensation Committee of the Board of Directors.

(j)                                    “Director” means any individual who is a member of the Board of Directors.

(k)                                 “Disability” means a Total and Permanent Disability as defined in the Haynes International, Inc. Pension Plan.

(l)                                     “Employee” means executive officers, other members of management and other full-time employees employed by the Company or any Subsidiary. The payment of a Director’s fee by the Company shall not be sufficient to constitute employment by the Company.

(m)                             “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(n)                                 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(p)                                 “Existing Substantial Shareholder” means any Person that alone or together with its affiliates shall be the Beneficial Owner of more than 15% of the Shares outstanding as of the Effective Date.

(q)                                 “Fair Market Value” per Share as of a particular date means the last reported sale price (on the last trading day immediately preceding such date) of the Shares quoted on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as the case may be (or any other exchange or national market system upon which price quotations for the Shares are regularly available); provided, however, if price quotations for the Shares are not regularly available on any exchange or national market system, Fair Market Value per Share shall mean, as of any date, the fair market value of such Shares on such date as determined in good faith by the Board of Directors or the Committee by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations.

(r)                                    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(s)                                   “Option” means an option to purchase Shares from the Company.

(t)                                    “Participant” means an Employee or Non-Employee Director who has entered into an Award Agreement with the Company pursuant to this Plan.

(u)                                 “Performance Criteria” means performance criteria determined by reference to goals pre-established by the Committee in its sole discretion, based on one or more of the following (if applicable, such criteria shall be determined in accordance with United States generally accepted accounting principles (“GAAP”) or based upon the Company’s GAAP financial statements): (1) return on total stockholder equity; (2) earnings per Share; (3) income before taxes; (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) economic profit; (6) sales or revenues; (7) return on assets, capital or investment; (8) market share; (9) cost reduction goals; (10) implementation or completion of critical projects or processes; (11) operating cash flow; (12) free cash flow; (13) net income; (14) accounts receivable; (15) costs; (16) debt to equity ratio; (17) diversity; (18) economic value added; (19) index comparisons; (20) inventory; (21) operating margin; (22) peer company comparisons; (23) production levels; (24) productivity; (25) profit margin; (26) return on sales; (27) safety; (28) sales growth; (29) stock price; (30) succession planning and talent development; (31) sustainability; (32) total segment profit; (33) total stockholder return (actual or relative); (34) working capital and (35) any combination of, or a specified increase or decrease in, any of the foregoing. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional Performance Criteria on which the Performance Goals may be based or adjust, modify or amend the Performance Criteria.

(v)                                 “Performance Goals” means the required level of achievement of the Performance Criteria established by the Committee in order for an eligible Employee to receive an Award hereunder.

(w)                               “Performance Period” means such period, whether a fiscal year of the Company or such other period as may from time to time be established by the Committee, over which attainment of a Performance Goal shall be measured by the Committee , however, in no event shall an Award have a Performance Period of less than one (1) year.

(x)                                 “Performance Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article VIII herein.

(y)                                 “Person” means any individual or entity.

(z)                                  “Restricted Stock” means shares of the Company’s stock granted to a Participant subject to restrictions in accordance with Article VII.

(aa)                          “Restricted Stock Unit” means an Award of Restricted Stock Units pursuant to Section 7.8.

(bb)                          “Retirement” or to “Retire” means a resignation (a) after reaching age sixty-five (65) or (b) after reaching age sixty-two (62) and completing at least ten (10) years of service with the Company.

(cc)                            “Shares” or “Stock” means the shares of common stock, 0.001 par value, of the Company, as may be adjusted in accordance with Section 4.7 below.

(dd)                          “Subsidiary” means any corporation, partnership, venture or other entity in which the Company holds, directly or indirectly, an fifty percent (50%) or greater ownership interest.

(ee)                            “Termination of Employment” means, in the case of an Employee, a complete termination of the employment relationship between an Employee and the Company and all Subsidiaries, or, in the case of a Non-Employee Director, such Non-Employee Director ceasing to serve on the Board of Directors. For purposes of this definition, a Participant who is employed by an entity that ceases to be a Subsidiary or a business unit within a Subsidiary shall be deemed to have Terminated Employment as of the date such entity ceased to be a Subsidiary or a business unit within a Subsidiary, unless the Participant is also employed by the Company or an entity that continues to be a Subsidiary or a business unit within a Subsidiary. Notwithstanding the preceding provisions, to the extent required to be exempt from or to comply with Code Section 409A and its interpretive regulations and other guidance, a Termination of Employment must also constitute a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the guidance thereunder.

ARTICLE III

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee may establish and adopt resolutions, rules and regulations, including revisions thereto, not inconsistent with the provisions of the Plan, and construe and interpret provisions of the Plan, as it deems appropriate to make the Plan and Awards effective and to provide for the administration of the Plan, and it may take such other action with regard to the Plan and Awards as it deems appropriate, including, but not limited to, adopting and authorizing the Company to enter into Award Agreements. All such actions shall be final, conclusive and binding on all persons, and no member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

In furtherance, and not in limitation, of the above, the Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; and to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards.

No Award may be made under the Plan after March 1, 2026.

ARTICLE IV

AWARDS SUBJECT TO THE PLAN

4.1  Types of Awards.  Awards under this Plan may be made in any of the following forms at the Committee’s discretion: Performance Shares; Performance Units; Restricted Stock; Restricted Stock Units; Stock Appreciation Rights; Incentive Stock Options; or Non-qualified Stock Options.

4.2.  Annual Limitation on Awards to Employees.  In any calendar year, no Awards to any one Employee may exceed any combination of (i) $1,500,000 in cash awards, including Performance Units, (ii) 40,000 shares of performance-based Restricted Stock, performance-based Restricted Stock Units, shares of time-based Restricted Stock, time-based Restricted Stock Units or Performance Shares or (iii) 100,000 Stock Options (including Incentive Stock Options and Non-Qualified Stock Options) or Stock Appreciation Rights.

4.3  Annual Limitation on Awards to Non-Employee Directors.  In any calendar year, no Awards to any one Non-Employee Director may exceed any combination of (i) 6,000 shares of time-based Restricted Stock, performance-based Restricted Stock, time-based Restricted Stock Units, performance-based Restricted Stock Units or Performance Shares, or (ii) 15,000 Stock Options (but not Incentive Stock Options) or Stock Appreciation Rights.

4.4  Performance Goals.  The Committee shall determine the Performance Criteria and Performance Goals, if any, and amounts payable pursuant to any Award in writing no later than ninety (90) days after the commencement of any Performance Period and no later than after twenty-five percent (25%) of such Performance Period has elapsed. The Committee shall determine attainment of Performance Goals and any other applicable terms and conditions and the amount of any payments/Awards earned. At the Committee’s discretion, measurement of achievement of Performance Goals may be calculated excluding the impact of extraordinary or non-recurring items during any applicable Performance Period to the extent set forth in the applicable Award Agreement. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the amount of the Award to be distributed pursuant to this Plan. When the Committee desires an Award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to qualify for the “performance-based exception” under Section 162(m) of the Code, the Committee shall establish or modify the Performance Goals for the respective Award prior to or within 90 days after the beginning of the Performance Period relating to such Performance Goal, and not later than the date twenty-five percent (25%) of such Performance Period has elapsed. For all such Awards not intended to so qualify, the Committee shall establish the Performance Goals before the end of the respective Performance Period. The Performance Goals may be based upon the performance of the Company or of any Subsidiary or Affiliate of the Company (or any division or business unit of such entity) and may also be based upon the performance of the Company alone (excluding Subsidiaries and Affiliates), a particular group within the Company or an individual Employee’s performance. The Performance Goals may differ from Participant to Participant and from Award to Award. The Performance Goals may also be based upon the attainment of specified levels of performance under one or more of the Performance Criteria relative to the performance of other comparable entities. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee shall have the discretion to decrease or cancel a performance-based Award despite the fact that the relevant Performance Goals have been met, but the Committee shall not have the discretion to vest or increase an Award if the relevant Performance Goals have not been met.

4.5  Number of Shares.  Subject to adjustment as provided in Section 4.7 herein, the following limitations shall apply in the aggregate as specified in the categories set forth below:

(a)                                 For Restricted Stock, Restricted Stock Units and Performance Shares, no more than 275,000 Shares (or Share equivalents) may be granted in the aggregate hereunder;

(b)                                 For Stock Options and Stock Appreciation Rights, no more than 425,000 Shares (or Share equivalents) may be granted in the aggregate hereunder.

The Shares granted under this Plan may be either authorized but unissued or reacquired Shares.

4.6  Share Accounting.  The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)                                 If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan;

(b)                                 Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash;

(c)                                  The following Shares may not again be made available for issuance as awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, (iii) Shares repurchased on the open market with the proceeds of the Option Exercise Price and (iv) Shares delivered to the Company pursuant to Section 14.2 shall not be available for future grants under the Plan.

4.7  Adjustments in Authorized Plan Shares and Outstanding Awards.  In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares available for Awards under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and other Awards whose value is based on a number of Shares) constituting outstanding Awards and any applicable Performance Goals, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.  All full-time Employees and Non-Employee Directors are eligible to receive Awards under this Plan.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Non-Employee Director is entitled to receive an Award unless selected by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Non-Employee Directors and Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. Subject to Sections 4.2 and 4.3, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant Incentive Stock Options, as described in Section 422 of the Code, under this Plan.

6.2  Form of Issuance.  Each Option grant shall be issued in the form of an Award Agreement containing terms and conditions to be established by the Committee. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains and such other provisions as the Committee shall determine.

6.3  Exercise Price.  Except as otherwise specifically set forth herein, unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Subject to adjustment as provided in Section 4.7 herein or as otherwise provided herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval; provided, however, the foregoing shall not prohibit the cancellation of Options in exchange for cash or other consideration that does not exceed the excess of the Fair Market Value of the Shares underlying such Options over the exercise price thereof on the date of such cancellation.

6.4  Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

6.5  Vesting of Options.  A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting schedule is provided by the Committee in the Award Agreement, one-third of the Options will vest on each of the first three anniversaries of the grant date.

6.6  Exercise of Options.

(a)                                 Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effected only on days and during the hours that the NASDAQ Stock Market is open for regular trading. The Committee may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

(b)                                 An Option shall be exercised by providing notice to the designated agent selected by the Committee (if no such agent has been designated, then to the Committee), in the manner and form determined by the Committee, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Committee or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(c)                                  The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.7  Payment.  The Exercise Price shall be paid in full, at the time of exercise of the Option, (i) by personal or bank cashier’s check, (ii) if the Participant may do so without violating Section 16(b) or (c) of the Exchange Act, and subject to approval by the Committee, by tendering to the Company whole Shares owned by such Participant having a Fair Market Value at the time of exercise equal to the Exercise Price of the Shares which the Option is being exercised, (iii) if the Participant may do so without violating Section 16(b) or (c) of the Exchange Act, and subject to approval by the Committee, by surrendering a number of vested options having a value (based on the difference between the Exercise Price per share and the Fair Market Value per share of the Shares at the time of exercise) equal to the Exercise Price of the Shares for which the Option is being exercised, or (iv) any combination of (i), (ii) or (iii).

6.8  Termination of Employment.  Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:

(a)                                 Termination Other than for Cause, Death, Disability or Retirement.  Unless specifically provided otherwise in the Award Agreement, if the employment of a Participant is terminated for any reason other than Cause, death, Disability or Retirement, all unvested Options held by the Participant on the date of termination shall terminate immediately and any vested Options shall remain exercisable for (i) in the case of the Chief Executive Officer, six (6) months following the date of termination (or, in the case of an Incentive Stock Option, ninety (90) days following the date of termination), but in no event later than the expiration of such Options as specified in the applicable Option Agreement or (ii) in the case of any other Participant, ninety (90) days following the date of termination, but in no event later than the expiration of such Options as specified in the applicable Option Agreement. If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(b)                                 Termination by Death, Disability or Retirement.  Upon the death, Disability or Retirement of a Participant, all unvested Options shall vest immediately and all Options held by such Participant shall remain exercisable for five (5) years following the date of such event, but in no event later than the expiration date of such Option as specified in the applicable Award Agreement. Notwithstanding the foregoing, in the case of Incentive Stock Options, such Options shall remain exercisable for a period of one (1) year in the case of Disability and for a period of ninety (90) days in the case of death or Retirement. If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

(c)                                  Forfeiture by Reason of Termination for Cause.  Notwithstanding the exercise period described in Section 6.4, if the employment or service of Participant is Terminated for Cause by the Company, all rights or interests in any Option, regardless of the extent to which it might otherwise have been vested and exercisable on the date of such Termination for Cause, shall be forfeited and such Option shall no longer be exercisable to any extent whatsoever.

6.9  Restrictions on Exercise and Transfer of Options.  Unless otherwise provided by the Committee:

(a)                                 During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)                                 No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

6.10  Incentive Stock Options

In addition to the other terms and conditions applicable to all Options:

(a)                                 the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(b)                                 an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten (10) years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(c)                                  the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(d)                                 notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Non-Employee Directors and eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock for Employees may be conditioned upon the achievement of Performance Goals.

7.2  Restricted Stock Award Agreement.  The terms and conditions of each Restricted Stock Award shall be set forth in a Restricted Stock Award Agreement between the Company and the Participant.

7.3  Restrictions.  Each Restricted Stock Award Agreement made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee:

(a)                                 Restrictions.  Until the restrictions set forth in this Subsection (a) lapse pursuant to Subsection (b), (c), (d) or (e), Shares awarded to a Participant in accordance with a Restricted Stock Award and which are still subject to such restrictions shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

(b)                                 Lapse of Restrictions for Grants to Employees.  Except as set forth in Subsections (d) and (e), the restrictions set forth in Subsection (a) shall begin to lapse on or after (but not before) the first anniversary of the date of any Restricted Stock Award made to an

Employee at such times and to such extent as the Committee may designate in the Award Agreement (including, without limitation, the attainment of Performance Goals).

(c)                                  Lapse of Restrictions for Grants to Non-Employee Directors.  Except as set forth in Subsections (d) and (e), the restrictions set forth in Subsection (a) shall lapse for any Restricted Stock Award made to a Non-Employee Director upon the earlier of (i) such time as may be determined by the Committee at the time of the Award and set forth in the Award Agreement or (ii) the failure of such Non-Employee Director to be re-elected at an annual meeting of the stockholders of the Company or the removal of a Non-Employee Director from office by any other means by action of the stockholders of the Company.

(d)                                 Termination of Employment by Reason of Death or Disability.  Notwithstanding any provision of Subsection (a) to the contrary, if an Employee or a Non-Employee Director either dies or Terminates Employment because of Disability while in such employment or directorship, then the restrictions set forth in Subsection (a) shall lapse on the day of such event as to all Shares subject to a Restricted Stock Award.

(e)                                  Forfeiture of Award.  Any Shares as to which the restrictions of Section 7.4(a) have not lapsed in accordance with this Section 7.4 as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company as of such date without the payment of consideration by the Company.

7.5  Voting Rights, Dividends and Other Distributions.  Except as otherwise provided in an Award Agreement, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all dividends and distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares so paid shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

7.6  Rights With Respect to Shares.  A Participant to whom a Restricted Stock Award has been made shall have absolute beneficial ownership of the Shares awarded to him, including the right to vote the shares and to receive dividends thereon; subject, however, to the terms, conditions and restrictions described in the Plan and/or the Award Agreement. The certificate(s) for such shares, with restrictive legends thereon, shall be held by the Company for the Participant’s benefit until the restrictions lapse, whereupon certificates without restrictive legends shall be issued and delivered to him.

7.7  Restrictive Legends.  Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan and the Award Agreement. Any attempt to dispose of any Shares in contravention of the terms, conditions and restrictions described in the Plan or the Award Agreement shall be ineffective.

7.8  Restricted Stock Units.  In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, a Restricted Stock Unit Award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares equal to the number of such Restricted Stock Units as to which restrictions lapse, or cash equal to the Fair Market Value of the number of Shares underlying such Restricted Stock Units as of the settlement date. Restricted Stock Units shall not be transferable, shall have no voting rights and shall not receive dividends but shall, unless otherwise provided by the Committee, receive dividend equivalents at the time and at the same rate as dividends are paid on Shares with the same record and pay dates.

ARTICLE VIII

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1  Grants of Performance Units and Performance Shares.  Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees or Non-Employee Directors at any time and from time to time, as determined by the Committee. Subject to Sections 4.2, 4.3 and 8.2, the Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant and the terms and conditions of each such Award.

8.2  Value of Performance Shares and Units.

(a)                                 A Performance Share is equivalent in value to a Share.

(b)                                 A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units.

8.3  Performance Goals.  For each Award of Performance Shares or Performance Units, the Committee shall establish (and may establish for other Awards) Performance Goals for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the Performance Criteria. Unless previously canceled or reduced, Performance Shares and Performance Units which may not be converted because of failure in whole or in part to satisfy the relevant Performance Goals or for any other reason shall be canceled without further action by the Committee at the time they would otherwise be distributable.

8.4  Dividend Equivalents on Performance Shares.  If determined by the Committee, a cash payment (“Dividend Equivalent”) in an amount equal to the dividend payable on one Share may be made to a Participant for each Performance Share held by such Participant on the record date for the dividend. Such Dividend Equivalent, if any, shall only be paid on the number of Performance Shares actually distributed and such payment shall be made when the related Performance Shares are distributed.

8.5  Form and Timing of Payment of Performance Units and Performance Shares.  As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares and shall certify such results in a manner consistent with the provisions of the performance-based compensation exception provisions of Code Section 162(m) and the regulation thereunder. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled but not later than the 15th the day of the third month following the end of the applicable Performance Period. Performance Units will be distributed to Participants in the form of cash. Performance Shares will be distributed to Participants in the form of cash or Stock, or a combination of cash and Stock, as determined by the Committee. In the event the Participant is no longer an Employee at the time of the distribution, then the distribution shall be one hundred (100%) in cash, provided the Participant may elect to take fifty percent (50%) or one hundred percent (100%) in Stock. At any time prior to the distribution of the Performance Shares and/or Performance Units, unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed, or to cancel any part or all of a grant or award of Performance Units or Performance Shares, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Share.

8.6  Termination of Employment Due to Death or Disability.  In the event of the Participant’s Termination of Employment by reason of death or Disability during a Performance Period, the Participant shall receive a lump sum payout of the related outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with one hundred percent (100%) of the Performance Goals achieved at target level, valued as of the first business day of the calendar year following the date of Termination of Employment and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death or Disability occurred. Where the amount or part of Dividend Equivalents is determined by the number of Performance Shares that are paid out or is otherwise determined by a performance measure, and the related Performance Period for the Dividend Equivalents was not completed at death or Disability, then the Dividend Equivalents will be calculated as though one hundred percent (100%) of the goals were achieved at target level and paid as soon as reasonably possible.

8.7  Termination of Employment for Other than Death or Disability.  Unless the Committee determines otherwise at any time, in the event of the Participant’s Termination of Employment during the Performance Period for a reason other than due to death or Disability (and other than for Cause), then upon such Termination, the amount of the Participant’s Performance Units and number of Performance Shares shall be adjusted. The revised Awards shall be determined by multiplying the amount of the Performance Units and the number of Performance Shares, as applicable, by the number of months the Participant worked at least one day during the respective Performance Period divided by the number of months in the Performance Period, to be paid, if at all, at the same time and under the same terms that such outstanding Performance Units or Performance Shares would otherwise be paid; provided, however, if the Participant is not Retirement eligible and Terminates Employment voluntarily during the Performance Period for a grant of Performance Units or Performance Shares, then such Award shall be cancelled upon such Termination. A Termination shall be deemed to be voluntary if it is recorded as such on the records of the Company, as determined by the Company in its sole discretion.

8.8  Termination of Employment for Cause.  In the event of the Termination of Employment of a Participant by the Company for Cause, all Performance Units and Performance Shares shall be forfeited by the Participant to the Company.

8.9  Non-transferability.  Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

ARTICLE IX

STOCK APPRECIATION RIGHTS

9.1  Grant.  An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms as provided in the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.

9.2  Exercisability.  Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in the Award Agreement, a Stock Appreciation Right shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Stock Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share. The provisions of Section 6.8 and 6.9 shall be applicable to SARs as if they were Options (but not Incentive Stock Options).

ARTICLE X

BENEFICIARY DESIGNATION

10.1  In the event of the death of a Participant, distributions or Awards under this Plan, other than Restricted Stock, shall pass in accordance with the Company’s rules for employee beneficiary designations, as the same may be amended from time to time. A Participant’s most recent beneficiary designation will also apply to distributions or awards under this Plan unless and until the Participant provides to the contrary in accordance with the procedures set forth in such rules.

ARTICLE XI

EMPLOYEE MATTERS

11.1  No Contract of Employment.  Unless otherwise expressed in a separate writing signed by an authorized officer of the Company, all Employees are employed for an unspecified period of time and are considered to be “at-will employees.” Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary, nor shall it limit or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time for any reason whatsoever, with or without cause.

11.2  No Rights As A Stockholder.  Except as specifically set forth herein or in an applicable Award Agreement, a Participant shall have no rights as a stockholder with respect to any Award unless and until the Participant duly performs all obligations set forth herein that would result in the Participant becoming the owner of any Shares subject to such Award and certificates evidencing ownership of Shares are issued to the Participant. Thereafter, cash dividends, stock dividends, stock splits and other securities and rights to subscribe shall be paid or distributed with respect to Shares acquired pursuant to the Plan in the same manner as such items are paid or distributed to other stockholders of the Company. Adjustments to the number and kind of Shares in the event of certain transactions shall be made as described in Section 4.7.

11.3  Participation.  No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.4  Clawback Policy.  All Awards granted hereunder are subject to the Committee’s policy relating to potential return or forfeiture of Awards granted hereunder in the event of a restatement of the Company’s financial statements due to material noncompliance by the Company with financial reporting requirements under the securities laws.

ARTICLE XII

CHANGE IN CONTROL

Unless the Committee provides otherwise prior to the grant of an Award, upon the occurrence of a Change in Control, the following shall apply to such Award:

(a)                                 Any and all Options and Stock Appreciation Rights granted hereunder to a Participant immediately shall become vested and exercisable upon the occurrence of a Change in Control, and shall remain exercisable for one (1) year following the date of such event, but in no event later than the expiration date of such Option as specified in the applicable Award Agreement;

(b)                                 Any restriction periods and all restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse and they shall immediately become fully vested upon the occurrence of a Change in Control; provided, Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in contract event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within two years following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.

(c)                                  Outstanding Performance Shares or Performance Units will vest automatically, with payment made or Shares issued based upon actual performance of the Company in the period prior to the Change in Control, but in no event less than the amount that would have been paid or issued if the target level of performance established by the Committee prior to the occurrence of the Change in Control had been achieved.

(d)                                 In the event of a Change in Control, an Award shall be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion.

ARTICLE XIII

AMENDMENT, MODIFICATION AND TERMINATION

13.1  Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter or amend the Plan or any Award in whole or in part or suspend or terminate the Plan in whole or in part.

13.2  Awards Previously Granted.  No termination, amendment or modification of the Plan or any Award (other than Performance Shares or Performance Units) shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.

13.3  Delay in Payment.  To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

ARTICLE XIV

TAXES

14.1  General Tax Withholding.  Unless otherwise provided by the Committee or this Plan, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of cash paid under this Plan (“Withholding Taxes”).

14.2  Restricted Stock Withholding Taxes.

(a)                                 Employees.  The Company and its Subsidiaries shall, to the extent permitted by law, deduct from any payments of any kind otherwise due or to become due to an Employee granted a Restricted Stock Award any federal, state or local taxes of any kind required by law to be paid or withheld with respect to the vesting of a Restricted Stock Award, provided, that, if such arrangement is not possible or practicable, the Employee shall make direct payment of the applicable taxes to the Company. Notwithstanding the foregoing, an Employee may, by written notice to the Committee (which notice may be delivered to such members of management of the Company which the Committee may from time to time designate) and subject to such rules as the Committee may adopt, elect to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the Shares subject to the Restricted Stock Award by having the Company accept from the Employee delivery of Shares having a Fair Market Value equal to the amount of the withholding tax to be satisfied by such delivery.

(b)                                 Non-Employee Directors.  Unless a written election notice is delivered in accordance with the immediately following sentence, a Non-Employee Director shall make direct payment of all applicable taxes arising from the vesting of a Restricted Stock Award to the relevant taxing authorities. A Non-Employee Director may, by written notice to the Committee (which notice may be delivered to such members of management of the Company which the Committee may from time to time designate) and subject to such rules as the Committee may adopt, elect to satisfy, in whole or in part, any tax obligation that may arise in connection with the Shares subject to the Restricted Stock Award by having the Company buy from the Non-Employee Director Shares having a Fair Market Value equal to the amount of the tax to be satisfied by such delivery.

14.3  Option Withholding Taxes.

(a)                                 Generally.  The Company or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, requiring the Participant to pay such tax at the time of exercise or the withholding of issuance of Shares to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or, at the Company’s sole discretion, canceling any portion of such issuance of Shares in any amount sufficient to reimburse itself for the amount it is required to so withhold.

(b)                                 Satisfying Taxes by Withholding Optioned Shares.  Option Agreements under the Plan may, at the discretion of the Board or the Committee, contain a provision to the effect that all federal and state taxes required to be withheld or collected from a Participant upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Shares that are subject to the Option which, valued at Fair Market Value on the date of exercise, would be equal to the total withholding obligation of the Participant for the exercise of such Option; provided, however, that if the Company is a public reporting corporation, no person who is an “officer” of the Company, as such term is defined in Rule 3b-2 under the Exchange Act, may elect to satisfy the withholding of federal and state taxes upon the exercise of an Option by the withholding of exercised Shares that are subject to the Option, unless such election is made either (i) at least six (6) months prior to the date that the exercise of the Option becomes a taxable event or (ii) during any of the periods beginning on the third business day following the date on which the Company issues a news release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth business day following such date. Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery, or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises which occur during the twelve-month period following the election.

ARTICLE XV

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

ARTICLE XVI

LEGAL CONSTRUCTION

16.1  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, stockholders or national securities exchanges as may be required.

16.4  Errors.  At any time, the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, without limitation, changing or revoking an issuance of an Award made in error.

16.5  Elections and Notices.  Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, or shall be made in such other manner as permitted or required by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.

Where any notice or filing is required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the Vice President—General Counsel of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy or electronic mail) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.

It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

16.6  Governing Law.  To the extent not preempted by Federal law, the Plan, and all Awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Indiana, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

16.7  409A Compliance.  Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.

16.8  Issuance of Shares and Compliance With Securities Laws.  No Shares shall be issued upon the exercise of any Award unless the issuance of such Shares is the subject of an effective registration statement under the federal Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, or unless, in the opinion of counsel to the Company, the issuance would be exempt from the registration requirements of the Securities Act and such state laws. A Participant has no right at any time to require the Company to register the Shares under federal or state securities laws. Any person purchasing Shares upon exercise of an Option issued pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or nonexistence with respect to such Shares of an effective registration under the Securities Act, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

16.9  Securities Restrictions.  All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Shares hereunder is not in compliance with, or subject to an exemption from, any applicable federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible. Shares delivered under the Plan may be delivered electronically pursuant to such arrangements as the Committee shall determine.

16.10  Other Plans.  Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s stockholders as provided in Article I hereof, any other incentive compensation plans adopted by the Company, as amended from time to time (the “Other Plans”) shall remain in effect, but grants of stock options and other awards pursuant to the Other Plans shall not be made after the effective date of this Plan. All grants and awards heretofore made under the Other Plans shall be governed by the terms of the applicable Other Plans.